Exhibit 99.1

Contacts: Financial Thomas D. Johnson Movie Gallery, Inc (334) 702-2400 Media Andrew B. Siegel Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 ext. 127

MOVIE GALLERY ISSUES STATEMENT REGARDING ITS PENDING ACQUISITION OF HOLLYWOOD ENTERTAINMENT

Dothan, AL (March 25, 2005) – Movie Gallery, Inc. (NASDAQ: MOVI) today issued the following statement regarding Blockbuster’s (NYSE: BBI) announcement that its tender offer for Hollywood Entertainment (NASDAQ: HLYW) has expired.

Joe Malugen, Chairman, President and Chief Executive Officer of Movie Gallery, said, “We believe that Movie Gallery’s definitive agreement to acquire Hollywood is in the best interests of Hollywood’s shareholders, employees, and customers.  Movie Gallery has already received regulatory approval and we look forward to closing the Hollywood transaction promptly after the Hollywood shareholder vote on April 22, 2005.

“Our combined company will be the second largest North American video rental company with annual revenue of approximately $2.6 billion and approximately 4,500 stores located in all 50 U.S. states, Canada and Mexico.  With a broader geographic presence and greatly improved distribution capabilities and scale, our combined company will be a strong competitor, well-positioned for continued success in urban, suburban and rural markets,” Mr. Malugen concluded.

Alston & Bird LLP and Axinn, Veltrop & Harkrider LLP acted as anti-trust legal counsel to Movie Gallery.

About Movie Gallery

Movie Gallery, Inc. is the third-largest company in the specialty video retail industry based on revenues and the second-largest in the industry based on stores. As of December 31, 2004, Movie Gallery owned and operated 2,482 stores located primarily in the rural and secondary markets throughout North America, including over 200 stores in Canada.

Since the company’s initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings.

Forward-Looking Statements

This news release contains forward-looking statements relating to Movie Gallery’s intent to acquire Hollywood Entertainment.  Specific forward-looking statements relate to Movie Gallery’s expectations regarding the potential benefits of such transaction, including the anticipated benefits to Hollywood’s shareholders, employees and customers.  These forward-looking statements are based on Movie Gallery’s current intent, expectations, estimates and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  In addition, some factors are beyond Movie Gallery’s control.  Certain statements made in this release are contingent upon completion of the proposed transaction.  Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) matters related to closing conditions contained in the merger agreement between Movie Gallery and Hollywood, including approval of the Hollywood shareholders and conditions to the consummation of the financing contemplated by the merger agreement; and (ii) other factors as described in Movie Gallery’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Movie Gallery’s annual report on Form 10-K for the fiscal year ended January 2, 2005.

HOLLYWOOD STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about the parties, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov ).  Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement will also be available, without charge, by directing a request to Hollywood Entertainment Corp., 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070, Attn: Investor Relations.

The directors and executive officers of Hollywood and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding Hollywood’s directors and executive officers will be available in the definitive proxy statement.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

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